Revised Schedule A

As of August 2023

Trust and Fund	Classes	Expense Cap Level	TA Cap	Termination Date

Revised Schedule B

As of August 2023

Funds with Cap on Management Fees

Trust and Fund	Classes	Expense Cap Level	TA Cap	Termination Date